UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2010

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5109	91-1506719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON (Address of principal executive offices)	98134-1089 (Zip Code)

Registrant’s telephone number, including area code
(206) 623-1635

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Merger Agreement

On December 22, 2010, Todd Shipyards Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vigor Industrial LLC, an Oregon limited liability company (“Parent”), and Nautical Miles, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company (the “Shares”) at a purchase price of $22.27 per share, net to the holder in cash (the “Offer Price”) without interest and less any applicable withholding.  Purchaser plans to commence the Offer on December 30, 2010.  The Offer will remain open for 20 business days, subject to the Company’s right to extend the Go-Shop Period (as described below) and certain other extensions of the Offer as set forth in the Merger Agreement.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the consummation of the Offer not being unlawful and other customary closing conditions.  In addition, it is a condition to Purchaser’s obligation to purchase the Shares tendered in the Offer, that the number of Shares that have been validly tendered and not validly withdrawn, together with any Shares then owned by Parent and its subsidiaries and Shares that may be issued pursuant to the Top-Up (described below), equals at least 90% of the Shares outstanding as of the expiration of the Offer on a fully diluted basis (the “Minimum Tender Condition”).  For example, approximately 67% of the Shares issued and outstanding on the close of business on December 15, 2010 would need to be tendered to satisfy the Minimum Tender Condition.

The Company has also granted to Parent an irrevocable option (the “Top-Up”) to purchase from the Company at the Offer Price the number of Shares that, when added to the Shares already owned by Parent or any of its subsidiaries at the time of exercise of the Top-Up, constitutes at least 90% of the Shares then outstanding on a fully diluted basis, as determined in accordance with the Merger Agreement.   In no event will the Top-Up be exercisable for a number of Shares in excess of the Shares authorized and unissued or held in the treasury of the Company at the time of exercise of the Top-Up.  In the event the Minimum Tender Condition is satisfied, Purchaser will be deemed to have automatically exercised the Top-Up.

As soon as practicable after the Purchaser’s acceptance of the Shares tendered in the Offer but in any event not later than the second business day after the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”) through the “short form” procedures available under Delaware law and the Company will become an indirect wholly-owned subsidiary of Parent.  In the Merger, each outstanding Share, other than Shares owned by Parent or its subsidiaries or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price, without interest and less any applicable withholding.

In the event that the Minimum Tender Condition is not met, and in certain other circumstances, the parties have agreed to complete the Merger without the prior completion of the Offer, after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement.  In that case, the consummation of the Merger would be subject to similar conditions as the Offer conditions, other than the addition of the stockholder approval requirement and the inapplicability of the Minimum Tender Condition.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The Company is permitted to solicit inquiries or engage in discussions with third parties relating to “takeover proposals” until January 28, 2010, with an option for the Company to extend this period up to 14 days (until February 11, 2010) (the “Go-Shop Period”).  After the Go-Shop Period, the Company may not solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Company’s board of directors. The Company must give Parent three business days notice (whether during or after the Go-Shop Period) and negotiate further with Parent before the Company is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal.

The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company receives a superior proposal (as defined in the Merger Agreement).  In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a superior proposal, the Company is required to pay to Parent a termination fee equal to $4.55 million.  Parent will be required to pay the Company a termination fee equal to $6.5 million under certain specified circumstances, including if it is not able to consummate the Offer due to its inability to obtain financing from its lenders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform the Company’s stockholders of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants are qualified by disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of the Company.  The Company’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Stockholder Tender Agreement

     Concurrently with the execution of the Merger Agreement, all of the Company’s directors and officers and Woodbourne Partners, L.P., a private investment company that owns Shares, entered into a Tender and Support Agreement (“Stockholder Tender Agreement”) with Parent and Purchaser.  Pursuant to the terms of the Stockholder Tender Agreement, such stockholders have agreed to tender their Shares in the Offer upon the terms and subject to the conditions of such agreement and have granted irrevocable proxies to Parent and Purchaser or have otherwise agreed  to vote their Shares in favor of the Merger if such vote is required.  The Shares subject to the Stockholder Tender Agreement comprise approximately 15.3% of all outstanding Shares. The Stockholder Tender Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the Stockholder Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Tender Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2010, Todd Pacific Shipyards Corporation, a wholly owned subsidiary of the Company (“Todd Pacific”) entered into Transition Agreements with Michael G. Marsh, the Company’s Secretary and General Counsel, and Berger A. Dodge, the Company’s Treasurer and Chief Financial Officer, providing for certain employment and severance benefits (the “Transition Agreements”).  The Transition Agreements become effective on the consummation of the Merger and provide that, after the closing of the Merger and for the term of Mr. Marsh’s and Mr. Dodge’s continued employment, if any, Todd Pacific will continue to pay Mr. Marsh and Mr. Dodge a monthly base salary not less than the base salary in effect one day before the closing of the Merger and will provide Mr. Berger and Mr. Dodge with benefits, including health insurance, comparable to benefits provided to other salaried employees of Todd Pacific.   In addition, effective following the closing of the Merger, if prior to the 18-month anniversary of the closing, Mr. Marsh’s or Mr. Dodge’s employment is terminated by Todd Pacific without cause or by such employee with good reason, Todd Pacific will continue to pay such employee’s monthly base salary, determined as of the day before the closing date of the Merger, from the effective date of such termination of employment through the remainder of such 18-month period.

The foregoing description of the terms of the Transition Agreements does not purport to be complete and is qualified in its entirety by reference to the Transition Agreements, which are filed as Exhibit 10.5 and Exhibit 10.6 hereto and are incorporated herein by reference.

Item 8.01 Other Events.

On December 23, 2010, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

On December 23, 2010, the Company sent a letter to its employees, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On December 23, 2010, the Company sent a letter to certain of its customers, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On December 23, 2010, the Company sent a letter to certain of its vendors and suppliers, which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On December 23, 2010, the Company sent a letter to certain of its commercial partners, which is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

Notice to Investors

The Offer for outstanding Shares referred to herein has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the Securities and Exchange Commission on December 30, 2010.  At the time the Offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation / recommendation statement on Schedule 14D-9 with respect to the Offer.  The Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer.  These materials will be sent free of charge to all stockholders of the Company when available.  In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov.  Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents can be obtained from Phoenix Advisory Partners, the information agent for the Offer, by calling (800) 576-4314.  Stockholders may also obtain free copies of the documents filed with the Securities and Exchange Commission from the Company by contacting the Company at 1801 16th Avenue SW in Seattle, Washington 98134-1085.

In connection with a potential one-step Merger, the Company will file a proxy statement with the Securities and Exchange Commission.  Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by Parent and Purchaser pursuant to the terms of the Merger Agreement.  The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov.  Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting the Company at 1801 16th Avenue SW in Seattle, Washington 98134-1085.  Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to a one-step Merger because they will contain important information about a one-step merger.

The Company and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the one-step Merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended March 28, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the one-step Merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the one-step Merger when it becomes available. Additional information regarding the Company directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended March 28, 2010.

Cautionary Statement

Statements contained in this Report, which are not historical facts or information are “forward-looking statements.”  Words such as “believe,” “expect,” “intend,” “will,” “should,” and other expressions that indicate future events and trends identify such forward-looking statements.  These forward-looking statements involve risks and uncertainties which could cause the outcome to be materially different than stated.  Such risks and uncertainties include both general economic risks and uncertainties and matters discussed in the Company’s annual report on Form 10-K which relate directly to the Company’s operations and properties.  The Company cautions that any forward-looking statement reflects only the belief of the Company or its management at the time the statement was made.  Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove to be inaccurate or incomplete.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 22, 2010, by and among Todd Shipyards Corporation, Nautical Miles, Inc. and Vigor Industrial LLC*

Exhibit 10.4
Tender and Support Agreement, dated as of December 22, 2010, by and among Vigor Industrial LLC, Nautical Miles, Inc., Brent D. Baird, Steven A. Clifford, Patrick W.E. Hodgson, Joseph D. Lehrer, William L. Lewis, J. Paul Reason, Philip N. Robinson, Stephen G. Welch, Michael G. Marsh, Berger A. Dodge and Woodbourne Partners, L.P.

Exhibit 10.5	Transition Agreement, dated as of December 22, 2010, by and between Todd Pacific Shipyards Corporation and Michael G. Marsh.

Exhibit 10.6	Transition Agreement, dated as of December 22, 2010, by and between Todd Pacific Shipyards Corporation and Berger A. Dodge.

Exhibit 99.1	Joint Press Release issued by Parent and the Company on December 23, 2010.

Exhibit 99.2	Letter to employees from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

Exhibit 99.3	Letter to customers from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

Exhibit 99.4	Letter to vendors from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

Exhibit 99.5	Letter to commercial partners from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

*   Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TODD SHIPYARDS CORPORATION

By:
Date: December 23, 2010		/s/ Michael G. Marsh
Michael G. Marsh
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 22, 2010, by and among Todd Shipyards Corporation, Nautical Miles, Inc. and Vigor Industrial LLC*

Exhibit 10.4
Tender and Support Agreement, dated as of December 22, 2010, by and among Vigor Industrial LLC, Nautical Miles, Inc., Brent D. Baird, Steven A. Clifford, Patrick W.E. Hodgson, Joseph D. Lehrer, William L. Lewis, J. Paul Reason, Philip N. Robinson, Stephen G. Welch, Michael G. Marsh, Berger A. Dodge and Woodbourne Partners, L.P.

Exhibit 10.5	Transition Agreement, dated as of December 22, 2010, by and between Todd Pacific Shipyards Corporation and Michael G. Marsh.

Exhibit 10.6	Transition Agreement, dated as of December 22, 2010, by and between Todd Pacific Shipyards Corporation and Berger A. Dodge.

Exhibit 99.1	Joint Press Release issued by Parent and the Company on December 23, 2010.

Exhibit 99.2	Letter to employees from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

Exhibit 99.3	Letter to customers from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

Exhibit 99.4	Letter to vendors from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

Exhibit 99.5	Letter to commercial partners from Stephen G. Welch, Chief Executive Officer of the Company, dated December 23, 2010.

*   Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.